Exhibit 25.1

POWER OF ATTORNEY

We, the undersigned directors and officers of Salty’s Warehouse, Inc., do hereby constitute and appoint Earl T. Shannon our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable Salty’s Warehouse, Inc. to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Earl T. Shannon	President, Secretary and Director	12/23/2005
Earl T. Shannon	(Principal Executive Officer)

/s/ Scott W. Bodenweber	Chief Financial Officer and Director	12/23/2005
Scott W. Bodenweber	(Principal Accounting and Financial Officer)

/s/ Steven W. Hudson	Vice President and Director	12/23/2005
Steven W. Hudson